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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-206629-01

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1)(2)

First Mortgage Bonds	$500,000,000	$50,350

(1)
The filing fee of $50,350 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)
This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in South Carolina Electric & Gas Company's Registration Statement on Form S-3 (File No. 333-206629-01).

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 27, 2015)

$500,000,000

South Carolina Electric & Gas Company

$425,000,000 First Mortgage Bonds, 4.10% Series due June 15, 2046
$75,000,000 First Mortgage Bonds, 4.50% Series due June 1, 2064

We are offering $425,000,000 principal amount of our First Mortgage Bonds, 4.10% Series due June 15, 2046 (the "2046 Bonds") and $75,000,000 principal amount of our First Mortgage Bonds, 4.50% Series due June 1, 2064 (the "2064 Bonds" and together with the 2046 Bonds, the "Bonds").

We will pay interest in arrears on the 2046 Bonds on June 15 and December 15 of each year, beginning December 15, 2016, and on the 2064 Bonds on June 1 and December 1 of each year, beginning December 1, 2016.

The 2046 Bonds offered hereby will constitute a new issue of securities with no established trading market. The 2064 Bonds offered hereby constitute a further issuance of the $300,000,000 principal amount of our First Mortgage Bonds, 4.50% Series due June 1, 2064 (the "original 2064 Bonds"), which we issued on May 27, 2014. The 2064 Bonds offered hereby will form a single series with the original 2064 Bonds and, accordingly, will have the same terms (other than the delivery date, price to public and first interest payment date) as the original 2064 Bonds. Immediately upon settlement, the 2064 Bonds will have the same CUSIP number and will trade interchangeably with the original 2064 Bonds. Upon the issuance of the 2064 Bonds offered hereby, the outstanding aggregate principal amount of our First Mortgage Bonds, 4.50% Series due June 1, 2064, will be $375,000,000.

The Bonds of either series may be redeemed at our option, at any time and from time to time in whole or in part, at the redemption prices described herein. See "Terms of the Bonds — Optional Redemption."

We will not make application to list either series of the Bonds on any securities exchange or to include them in any automated quotation system.

Investing in our Bonds involves risks. See "Risk Factors" on page S-3 and on page 1 of the accompanying prospectus.

	Price to Public(1)	Underwriting Discount	Proceeds to Us(1)(2)
2046 Bonds	99.794%	0.875%	98.919%
Total	$424,124,500	$3,718,750	$420,405,750
2064 Bonds	97.843%	0.875%	96.968%
Total	$73,382,250	$656,250	$72,726,000

(1)
Plus accrued interest, if any, from June 13, 2016, for the 2046 Bonds if settlement occurs after that date. Plus accrued interest from, and including June 1, 2016, to, but excluding, the delivery date for the 2064 Bonds, which must be paid by the purchasers of the 2064 Bonds offered hereby. The total amount of accrued interest on the 2064 Bonds on June 13, 2016 will be $112,500.

(2)
Before deduction of expenses payable by us estimated at $755,000 in the aggregate, not including underwriting discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Bonds in book-entry form only through the facilities of The Depository Trust Company on or about June 13, 2016.

Joint Book-Running Managers

BB&T Capital Markets	J.P. Morgan	MUFG	TD Securities	UBS Investment Bank	Wells Fargo Securities

Co-Managers

US Bancorp	Drexel Hamilton	FTN Financial Securities Corp

The date of this prospectus supplement is June 8, 2016.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described in the section entitled "Where You Can Find More Information" in this prospectus supplement.

          When this prospectus supplement uses the words "SCE&G," "we," "us," and "our," they refer to South Carolina Electric & Gas Company, unless otherwise expressly stated or the context otherwise requires. The term "Company," when used in this prospectus supplement, means us and our consolidated affiliates, unless otherwise expressly stated or the context otherwise requires.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us specifying the final terms of the offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

          As described in more detail under "Where You Can Find More Information," we and our parent company, SCANA Corporation ("SCANA"), separately file combined annual, quarterly and current reports and other information with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You should not rely on any information relating solely to SCANA or its subsidiaries (other than the information filed separately by and relating to SCE&G and its consolidated affiliates) in determining whether to invest in the Bonds. The Bonds are obligations of SCE&G and are not guaranteed by SCANA or any of its other subsidiaries. Neither SCANA nor any of its other subsidiaries has any obligation to make any capital contribution or to advance funds to us for the purpose of paying the principal of, or premium, if any, and interest on the Bonds or any other amount that may be required to be paid under the Mortgage (as defined herein) or the Bonds, preventing or curing an event of default under the terms of the Mortgage, complying with any other obligation under the Mortgage or the Bonds or otherwise.

          Our address is 100 SCANA Parkway, Cayce, South Carolina 29033, and our telephone number is (803) 217-9000.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

          This prospectus supplement does not repeat important information that you can find in our registration statement (File No. 333-206629-01) and in the reports and other documents which we file with the SEC under the Exchange Act. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede some of this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, our Current Reports on Form 8-K filed May 26, 2016 and June 8, 2016 and any future filings (other than information in such documents that is deemed not to be filed) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the Bonds.

          We and our parent company, SCANA, separately filed on a combined basis the Annual Report on Form 10-K, the Quarterly Report on Form 10-Q, and the Current Reports on Form 8-K referenced above. However, the information contained in the combined reports relating solely to SCANA and its subsidiaries (other than the information in the reports filed by and relating to SCE&G and its consolidated affiliates) was separately filed by SCANA, and the information contained in the combined reports filed by and relating to SCE&G and its consolidated affiliates was separately filed by us. The only information you should rely upon in determining whether to invest in the securities offered hereby is the information relating to SCE&G and its consolidated affiliates contained in this prospectus supplement and the accompanying prospectus, the information separately filed by SCE&G and its consolidated affiliates in the documents incorporated by reference herein and any free writing prospectus used in connection with the offering of Bonds described in this prospectus supplement.

          We are not required to, and do not, provide annual reports to holders of our debt securities unless specifically requested by a holder.

          You may request a copy of our SEC filings at no cost by writing or telephoning us at the following address or phone number, as the case may be:

    Bryant Potter
    Investor Relations Manager
    SCANA Corporation
    220 Operation Way
    Cayce, South Carolina 29033
    (803) 217-6916

          You may obtain more information by visiting SCANA's Internet web site at http://www.scana.com (which is not intended to be an active hyperlink). The information on SCANA's Internet web site is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING INFORMATION

          Statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein that are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "forecasts," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) legislative and regulatory actions, particularly changes in electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by the Company; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (7) the loss of sales to distributed generation, such as solar photovoltaic systems; (8) growth opportunities for our regulated operations; (9) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (10) the effects of weather, especially in areas where the Company's generation and transmission facilities are located and in areas served by the Company; (11) changes in accounting rules and accounting policies for the Company; (12) payment and performance by counterparties and customers as contracted and when due; (13) the results of efforts to license, site, construct and finance facilities for electric generation and transmission, including nuclear generating facilities; (14) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation and nuclear generation; (15) maintaining creditworthy joint owners for the Company's new nuclear generation project; (16) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed, at agreed upon quality and prices, for our construction program, operations and maintenance; (17) the results of efforts to ensure the physical and cyber security of key assets and processes; (18) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (19) the availability of skilled, licensed and experienced human resources to properly manage, operate and grow the Company's businesses; (20) labor disputes; (21) performance of SCANA's pension plan assets; (22) changes in tax laws and realization of tax benefits and credits, including production tax credits for new nuclear units; (23) inflation or deflation; (24) compliance with regulations; (25) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (26) the other risks and uncertainties described from time to time in the periodic reports filed by us with the SEC. We disclaim any obligation to update any forward-looking statements.

RISK FACTORS

          Investing in our Bonds involves risks. See "Risk Factors" included in our most recent Annual Report on Form 10-K for the year ended December 31, 2015, within Item 1A, Risk Factors, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and see page 1 of the accompanying prospectus. Each of the risks described could affect the value of your investment in the Bonds.

RECENT DEVELOPMENTS

          On October 27, 2015, the Engineering, Procurement and Construction Agreement dated May 23, 2008 for nuclear power plant Units 2 and 3 at the Virgil C. Summer Nuclear Generating Station (the "New Units") by and between us for ourselves and as agent for the South Carolina Public Service Authority ("Santee Cooper"), and a consortium consisting of Westinghouse Electric Company, LLC and Stone & Webster (collectively "Consortium") was amended ("October 2015 Amendment").

          Among other things, the October 2015 Amendment provides for the development of a revised construction milestone payment schedule and establishes a dispute resolution board (the "DRB") process for certain commercial claims and disputes, including any dispute that might arise with respect to the development of the revised construction milestone payment schedule. We and Santee Cooper have been negotiating with the Consortium regarding the development of such schedule. To date, while negotiations are ongoing, the parties have been unable to agree to the timing and amounts of various payments. As a result of the lack of agreement, we anticipate that the matter may be referred to the DRB in the near future. Total estimated project costs and the guaranteed substantial completion dates are not at issue.

          The October 2015 Amendment provides that if the parties are unable to agree upon the revised construction milestone payment schedule by July 1, 2016, then, unless the parties agree or the process is otherwise delayed, the matter will be referred to the DRB. The October 2015 Amendment also provides that the DRB shall issue its report on the construction milestone payment schedule within 60 days and that for the 60-day period of DRB review, we and Santee Cooper will pay the Consortium $100 million per month in lieu of all other payments (our 55% portion being $55 million per month). Determinations of the DRB will be binding on the parties on an interim basis until substantial completion of both New Units.

          We are unable to predict the likelihood of the parties being able to agree to a construction milestone payment schedule prior to the date the matter would be referred to the DRB, nor are we able to predict the outcome of the matter if it is referred to the DRB.

USE OF PROCEEDS

          We expect to apply the net proceeds from the sale of this offering of the Bonds to repay short-term debt that was primarily incurred as a result of our construction program, to finance capital expenditures (including costs to construct new nuclear units at our V.C. Summer Nuclear Station) and for general corporate purposes. As of May 31, 2016, SCE&G had approximately $606.2 million of short-term debt outstanding under its commercial paper program due upon demand or having maturities of one year or less and having (as of the most recent dates of determination) interest rates ranging from 0.80% to 0.85% per annum.

RATIO OF EARNINGS TO FIXED CHARGES

          Our historical ratios of earnings to fixed charges are as follows:

		Year Ended December 31,
Three Months Ended March 31, 2016	Twelve Months Ended March 31, 2016
		2015	2014	2013	2012	2011
3.47	3.58	3.69	3.77	3.48	3.29	3.13

          For purposes of this ratio, earnings represent pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges. Fixed charges represent interest charges and the estimated interest portion of annual rentals.

TERMS OF THE BONDS

          We will issue the Bonds under the Indenture dated as of April 1, 1993, as supplemented (the "Mortgage"), made between us and The Bank of New York Mellon Trust Company, N.A., successor to NationsBank of Georgia, National Association, as trustee (the "Trustee"). The following information concerning the Bonds supplements and should be read in conjunction with the statements under "DESCRIPTION OF THE FIRST MORTGAGE BONDS" in the accompanying prospectus.

General

          We will offer $425,000,000 principal amount of the 2046 Bonds as a series of securities under the Mortgage. The entire principal amount of the 2046 Bonds will mature and become due and payable, together with any accrued and unpaid interest thereon, on June 15, 2046.

          We will offer $75,000,000 principal amount of the 2064 Bonds. The 2064 Bonds offered hereby constitute a further issuance of, and will have the same terms of (other than the delivery date, price to public and first interest payment date) and be part of the same series of securities under the Mortgage as the $300,000,000 principal amount of First Mortgage Bonds, 4.50% Series due June 1, 2064 issued by us on May 27, 2014 pursuant to a prospectus supplement dated May 20, 2014. The 2064 Bonds offered by this prospectus supplement and the accompanying prospectus will have the same CUSIP number as such original 2064 Bonds and will trade interchangeably with such original 2064 Bonds immediately upon settlement. Upon consummation of this offering, the aggregate principal amount of our First Mortgage Bonds, 4.50% Series due June 1, 2064, including the 2064 Bonds offered hereby, will be $375,000,000. The entire principal amount of the 2064 Bonds and the original 2064 Bonds will mature and become due and payable, together with any accrued and unpaid interest thereon, on June 1, 2064.

Form

          The Bonds will be issued as one or more global certificates in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"), New York, New York, and will be available only in book-entry form. See "— Book-Entry System" herein.

Interest and Maturity

          The 2046 Bonds will bear interest at the annual rate of 4.10% (based upon a 360-day year of twelve 30-day months) from June 13, 2016, payable semiannually in arrears on June 15 and December 15 of each year commencing on December 15, 2016 to holders of record on the preceding June 1 and December 1, respectively. The 2046 Bonds will mature on June 15, 2046.

          The 2064 Bonds will bear interest at the annual rate of 4.50% (based upon a 360-day year of twelve 30-day months) payable semiannually in arrears on June 1 and December 1 of each year commencing on December 1, 2016 to holders of record on the preceding May 15 and November 15, respectively. Interest on the 2064 Bonds will accrue from June 1, 2016, the last date on which interest was paid on the bonds of the same series previously issued. The 2064 Bonds will mature on June 1, 2064.

          The principal and interest on the Bonds are payable at the office or agency of SCE&G in Atlanta, Georgia (currently, the Trustee is designated as such office or agency). If any interest payment date, redemption date or maturity date for the Bonds falls on a day that is not a business day, the interest payment will be made on the next succeeding business day (and without any interest or other payment in respect of any such delay).

Reopening of Series

          We may, without the consent of the existing holders of the applicable series of Bonds, "reopen" either or both series of Bonds offered hereby and issue additional bonds of the applicable series under the Mortgage having the same ranking and the same interest rate, maturity and other terms as the Bonds of that series (except for the delivery date, price to public and, if applicable, the first interest payment date). Any additional bonds having similar terms, together with the Bonds of the applicable series, will constitute a single series of securities under the Mortgage.

Optional Redemption

          We may redeem, in whole or in part, either series of the Bonds offered hereby without redeeming the other series.

  2046 Bonds

          The 2046 Bonds are redeemable, in whole or in part, at any time and from time to time on and after December 15, 2045, at our option, at a redemption price equal to 100% of the principal amount of the 2046 Bonds being redeemed, plus accrued and unpaid interest thereon to the redemption date.

          In addition, the 2046 Bonds are redeemable, in whole or in part, at any time and from time to time prior to December 15, 2045, at our option, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the 2046 Bonds being redeemed, or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Bonds matured as to principal on December 15, 2045 (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

          "Adjusted Treasury Rate" means, with respect to any redemption date for the 2046 Bonds:

  •
  the yield, under the heading that represents the average for the week immediately preceding the calculation date, appearing in the most recently published statistical release designated as "Statistical Release H.15(519), Selected Interest Rates" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week immediately preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

          "Comparable Treasury Issue" means, with respect to the 2046 Bonds, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2046 Bonds to be redeemed (assuming for this purpose a December 15, 2045 maturity date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term (the "Remaining Life").

          "Comparable Treasury Price" means with respect to any redemption date of the 2046 Bonds (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means one of BB&T Capital Markets, a division of BB&T Securities, LLC, J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., TD Securities (USA) LLC, UBS Securities LLC or Wells Fargo Securities, LLC and their respective successors, as selected by us, or if none of such firms is willing or able to serve as such, a primary United States government securities dealer in the United States (a "Primary Treasury Dealer") appointed by us.

          "Reference Treasury Dealer" means each of J.P. Morgan Securities LLC, TD Securities (USA) LLC, UBS Securities LLC, Wells Fargo Securities, LLC, one Primary Treasury Dealer selected by BB&T Capital Markets, a division of BB&T Securities, LLC, and one other Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA), Inc. and their respective successors; provided that, if any such firm or its successor ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date of the 2046 Bonds, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          Unless we default in payment of the redemption price, interest will cease to accrue on and after the redemption date on the 2046 Bonds or portions thereof called for redemption.

  2064 Bonds

          The 2064 Bonds are redeemable, in whole or in part, at any time and from time to time on and after December 1, 2063, at our option, at a redemption price equal to 100% of the principal amount of the 2064 Bonds being redeemed, plus accrued and unpaid interest thereon to the redemption date.

          In addition, the 2064 Bonds are redeemable, in whole or in part, at any time and from time to time prior to December 1, 2063, at our option, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the 2064 Bonds being redeemed, or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

          "Adjusted Treasury Rate" means, with respect to any redemption date for the 2064 Bonds:

  •
  the yield, under the heading that represents the average for the week immediately preceding the calculation date, appearing in the most recently published statistical release designated as "Statistical Release H.15(519), Selected Interest Rates" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week immediately preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

          "Comparable Treasury Issue" means, with respect to the 2064 Bonds, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2064 Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term (the "Remaining Life").

          "Comparable Treasury Price" means with respect to any redemption date of the 2064 Bonds (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means one of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC or Wells Fargo Securities, LLC, and their respective successors, as selected by us, or if none of such firms is willing or able to serve as such, a primary United States government securities dealer in the United States (a "Primary Treasury Dealer") appointed by us.

          "Reference Treasury Dealer" means each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC and their respective successors; provided that, if any such firm or its successor ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date of the 2064 Bonds, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          Unless we default in payment of the redemption price, interest will cease to accrue on and after the redemption date on the 2064 Bonds or portions thereof called for redemption.

Book-Entry System

          The following information concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter take any responsibility for the accuracy of that information. The following language supplements the information contained under the heading "BOOK-ENTRY SYSTEM" in the accompanying prospectus.

          DTC will act as securities depository for the Bonds. The Bonds will be issued initially as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee), or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the Bonds of each series in the aggregate principal amount of the Bonds of the series, and will be deposited with DTC. If, however, the aggregate principal amount of the Bonds of a series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the Bonds of the series.

          DTC, the world's largest depository, is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its Participants are on file with the SEC.

          Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC's records. The ownership interest of each actual purchaser of each Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Bonds, unless the use of the book-entry only system for the Bonds is discontinued.

          To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Bonds, such as redemptions, tenders, defaults, and proposed amendments to the Bond documents. For example, Beneficial Owners of Bonds may wish to ascertain that the nominee holding the Bonds for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the Trustee and request that copies of notices be provided directly to them.

          Redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

          Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to Bonds unless authorized by a Direct Participant in accordance with DTC's MMI procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Payments of principal, interest and redemption premium, if any, on the Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest on the Bonds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, disbursement of such payments to Direct Participants is DTC's responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

          DTC may discontinue providing its services as depository with respect to the Bonds by giving reasonable notice to us or the Trustee. Under such circumstances, in the event a successor depository is not obtained, Bond certificates are required to be printed and delivered.

          We may decide to discontinue use of the book-entry only system through DTC (or a successor depository). In that event, Bond certificates will be printed and delivered to DTC.

BASIS FOR ISSUANCE OF THE BONDS

          We will issue the Bonds upon the basis of property additions certified to the Trustee and designated by us as the basis for such issuance. See "DESCRIPTION OF THE FIRST MORTGAGE BONDS" in the accompanying prospectus. Based upon property additions expected to be certified to the Trustee as of the date of delivery of the Bonds, we have unfunded net property additions of approximately $4.5 billion, sufficient to permit the issuance of approximately $3.1 billion of additional bonds on the basis thereof (including $500,000,000 of the Bonds offered hereby). At May 31, 2016, we had approximately $491.0 million of credits from the retirement of bonds under the Mortgage, which may be used as the basis for the authentication of additional bonds under the Mortgage.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of United States federal income tax consequences material to the purchase, ownership and disposition of the Bonds. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, administrative rulings and court decisions may be changed, possibly retroactively, and may be subject to differing interpretation. This summary discusses only United States federal income tax consequences to U.S. holders (as defined herein) that purchase the Bonds upon their initial issuance at the initial offering price and that hold those Bonds as capital assets within the meaning of Section 1221 of the Code. We will not seek a ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed in this summary and the IRS could challenge one or more of the tax consequences described below.

          The following summary does not furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the Bonds by investors that are subject to special treatment under the federal income tax laws, including holders subject to the alternative minimum tax, banks and thrifts, insurance companies, real estate investment trusts and regulated investment companies, tax-exempt organizations, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities, holders that will hold the Bonds as a position in a "straddle" or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the Bonds and one or more other investments, U.S. holders whose "functional currency" is not the U.S. dollar, trusts and estates, and pass-through entities, the equity holders of which are any of these specified investors. The Bonds are expected to be initially issued solely to U.S. holders and this discussion does not address the tax consequences for a beneficial owner of a Bond who or which is not a U.S. holder.

          A "U.S. holder" is a beneficial owner of a Bond that is (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust (or certain trusts that have made a valid election to be treated as a United States person).

          If a partnership (including an entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a Bond, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of a Bond that is a partnership, and partners in such a partnership, should consult their own tax advisors about the United States federal income tax consequences of holding and disposing of a Bond.

Qualified Reopening

          The 2064 Bonds offered hereby will be issued in a "qualified reopening" of our First Mortgage Bonds, 4.50% Series due June 1, 2064, that were issued on May 27, 2014. For United States federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Therefore, the 2064 Bonds will have the same issue date (May 27, 2014) and same issue price as the original 2064 Bonds for United States federal income tax purposes. Because the original 2064 Bonds were not issued with "original issue discount" for United States federal income tax purposes, the 2064 Bonds offered hereby also do not have original issue discount.

Interest

          Except for the pre-issuance accrued interest (discussed herein), interest on a Bond will be taxable to a U.S. holder of a Bond as ordinary interest income at the time it accrues or is received, in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

          It is expected, and this discussion assumes, that if the 2046 Bonds are issued at a discount, the discount will be no more than de minimis original issue discount for U.S. federal income tax purposes.

Pre-issuance Accrued Interest

          The aggregate price for the Bonds offered hereby will include interest accrued at the applicable rate of interest from, and including, in the case of the 2046 Bonds, June 13, 2016 if settlement occurs after that date, and in the case of the of 2064 Bonds, June 1, 2016, to but excluding, the delivery date, which we call "pre-issuance accrued interest." Pre-issuance accrued interest will be included in the accrued interest to be paid on the Bonds on the first interest payment date after the issuance of the Bonds. We intend to take the position that a portion of the first interest payment equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest, and not as an amount payable on the Bonds. If this position is respected, our payment of such pre-issuance accrued interest would not be treated as taxable interest income to U.S. holders of the Bonds and the amount of the pre-issuance accrued interest will reduce your adjusted tax basis. Prospective purchasers of the Bonds are urged to consult their tax advisors with respect to the tax treatment of pre-issuance accrued interest.

Bond Premium

          If a 2046 Bond is purchased at a price in excess of such bond's stated principal amount (excluding any amounts that are treated as pre-issuance accrued interest as described above), a U.S. holder will have bond premium with respect to that bond in an amount equal to such excess. A U.S. holder generally may elect to amortize the premium using the constant yield method over the remaining term of the bond and may offset stated interest income otherwise required to be included in respect of the bond during any taxable year by the amortized amount of such excess for the taxable year. The election to amortize premium on a constant yield method, once made, will also apply to all other debt obligations with bond premium that a U.S. holder holds at the beginning of or acquires in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder does not elect to amortize the premium, the premium will decrease the gain or increase the loss such holder would otherwise recognize on the disposition of the bond. Prospective purchasers of the 2046 Bonds are urged to consult their tax advisors with respect to the rules relating to amortizable bond premium and the application to their particular circumstances.

Disposition of a Bond

          Upon the sale, exchange, redemption or other taxable disposition of a Bond, a U.S. holder of a Bond generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other taxable disposition (not including any amount attributable to accrued but unpaid interest) and the U.S. holder's adjusted tax basis in the Bond. Any amount attributable to accrued but unpaid interest which is not treated as pre-issuance accrued interest will be treated as a payment of interest and taxed in the manner described above under "— Interest." In general, a U.S. holder's adjusted tax basis in a Bond will be equal to the initial purchase price of the Bond paid by the holder, reduced by pre-issuance accrued interest, any bond premium previously amortized, and the amount of principal payments on the Bond received before such date of sale, exchange, redemption or other taxable disposition.

          Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Bond generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange, redemption or other taxable disposition the Bond has been held for more than one year. For non-corporate U.S. holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Redemption Option

          We may redeem all or part of the Bonds, at any time prior to December 15, 2045 in the case of the 2046 Bonds and at any time prior to December 1, 2063 in the case of the 2064 Bonds, at a price that may include an additional amount in excess of the principal amount of the Bonds (see "Terms of the Bonds — Optional Redemption"). The possibility of paying an amount in excess of the principal amount of the Bonds may implicate the provisions of the Treasury regulations relating to "contingent payment debt instruments." If the Bonds were deemed to be contingent payment debt instruments, a U.S. holder might be required to accrue income on the Bonds in excess of stated interest and to treat as ordinary income, rather than capital gain, any taxable income realized upon the disposition of a Bond prior to resolution of the payment contingency. Under the Treasury regulations, the possibility that we could make a payment in excess of the principal amount of a Bond will not cause the Bonds to be treated as contingent payment debt instruments if, as of the date the Bonds are issued, such possibility is remote. We believe that as of the issue dates of the Bonds, and as of the settlement date in the case of the 2064 Bonds, the likelihood of the Bonds being redeemed was and will be, for this purpose, remote. Therefore, we believe that the Bonds are not contingent payment debt instruments. Our determination is binding upon a U.S. holder unless the U.S. holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not binding on the IRS, and if the IRS were to challenge this determination, the U.S. federal income tax consequences to a U.S. holder of the Bonds could differ materially and adversely from those discussed herein. This discussion assumes that the Bonds will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Prospective purchasers of the Bonds are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument regulations and the consequences thereof to the Bonds.

Medicare Tax on Unearned Income

          A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt, is subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" (in the case of individuals) or "undistributed net investment income" (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder's "modified adjusted gross income" (in the case of individuals) or "adjusted gross income" (in the case of estates and trusts) for the taxable year over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. holder's net investment income will generally include its interest income from a Bond and net gain from the disposition of a Bond, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the Bonds.

Information Reporting and Backup Withholding

          Information reporting requirements generally will apply to payments of interest on the Bonds and the proceeds of a sale, redemption or other taxable disposition of a Bond, to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding (currently at the rate of 28%) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, if the U.S. holder is notified by the IRS that it has become subject to backup withholding due to a prior failure to report in full payments of interest and dividend income, or otherwise fails to comply with applicable requirements of the backup withholding rules.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's United States federal income tax liability if the required information is furnished in a timely manner to the IRS. U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if applicable.

          The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon an owner's particular situation. This discussion does not address any foreign, state, local or non-income tax consequences of purchase, ownership or disposition of the Bonds. Prospective purchasers of the Bonds should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of bonds, including the tax consequences under U.S. federal, state, local, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

 UNDERWRITING

          Under the terms and subject to the conditions contained in an underwriting agreement, dated June 8, 2016, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of Bonds set forth opposite their names below:

Underwriter	Principal Amount of 2046 Bonds	Principal Amount of 2064 Bonds
BB&T Capital Markets, a division of BB&T Securities, LLC	$62,334,000	$11,000,000
J.P. Morgan Securities LLC	62,334,000	11,000,000
Mitsubishi UFJ Securities (USA), Inc.	62,333,000	11,000,000
TD Securities (USA) LLC	62,333,000	11,000,000
UBS Securities LLC	62,333,000	11,000,000
Wells Fargo Securities, LLC	62,333,000	11,000,000
U.S. Bancorp Investments, Inc.	34,000,000	6,000,000
Drexel Hamilton, LLC	8,500,000	1,500,000
FTN Financial Securities Corp.	8,500,000	1,500,000

Total	$425,000,000	$75,000,000

          The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Bonds are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Bonds if any are taken.

          The underwriters initially propose to offer part of each series of the Bonds directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer part of each series of the Bonds to certain dealers at a price that represents a concession not in excess of 0.500% of the principal amount of the 2046 Bonds and 0.500% of the principal amount of the 2064 Bonds. Any underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed 0.250% of the principal amount of the 2046 Bonds and 0.250% of the principal amount of the 2064 Bonds. After the initial offering of the Bonds, the offering price and other selling terms may be changed by the underwriters.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

          We estimate that our total expenses relating to the offering, not including underwriting discounts, will be approximately $755,000 and will be payable by us.

          We do not intend to apply for listing of either series of the Bonds on a national securities exchange or for their inclusion in any automated quotation system, but have been advised by the underwriters that they intend to make a market in the Bonds. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the liquidity or development of the trading market for either series of the Bonds.

          In order to facilitate the offering of the Bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Bonds. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Bonds for their own account. In addition, to cover overallotments or to stabilize the price of the Bonds, the underwriters may bid for, and purchase, the Bonds in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Bonds in the offering, if they repurchase previously distributed Bonds in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Bonds above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time without notice.

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial banking, investment banking and advisory services for us, for which they received or will receive compensation.

          In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

          As described in "Use of Proceeds" on page S-4, a portion of the net proceeds of this offering may be used to repay short-term debt primarily incurred as a result of our construction program. In addition, certain of the underwriters or their affiliates are counterparties with respect to interest rate hedges entered into by SCE&G in anticipation of the issuance of the Bonds which will be settled at or about the time of issuance of the Bonds. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of any underwriter in this offering, the offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

 LEGAL MATTERS

          Certain legal matters in connection with the offering of the Bonds will be passed on for SCE&G by McNair Law Firm, P.A., of Columbia, South Carolina, and Ronald T. Lindsay, Esq., our Senior Vice President and General Counsel, and for the underwriters by Troutman Sanders LLP, of Richmond, Virginia, which also performs other legal services for us. Troutman Sanders LLP will rely as to all matters of South Carolina law upon the opinion of Ronald T. Lindsay, Esq.

          At May 31, 2016, Ronald T. Lindsay, Esq., owned beneficially 3,117 shares of SCANA's Common Stock, including shares acquired by the trustee under SCANA's Stock Purchase-Savings Plan by use of contributions made by Mr. Lindsay and earnings thereon and including shares purchased by that trustee by use of SCANA contributions and earnings thereon.

EXPERTS

          The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement and the related prospectus by reference from SCE&G's Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Prospectus

SCANA Corporation
South Carolina Electric & Gas Company
100 SCANA Parkway
Cayce, South Carolina 29033 (803) 217-9000

SCANA CORPORATION

Medium Term Notes and Common Stock

SOUTH CAROLINA ELECTRIC & GAS COMPANY

First Mortgage Bonds

        This prospectus contains summaries of the general terms of Medium Term Notes (the "Notes") and Common Stock (the "Common Stock") to be issued by SCANA Corporation ("SCANA") and First Mortgage Bonds (the "Bonds") to be issued by South Carolina Electric & Gas Company ("SCE&G"). You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

        The Common Stock is listed on The New York Stock Exchange under the symbol "SCG." Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

        Investing in these securities involves risks. See "RISK FACTORS" beginning on page 1 herein to read about certain factors you should consider before buying these securities.

        We urge you to carefully read this prospectus and the applicable prospectus supplement, which will describe the specific terms of the offering, before you make your investment decision.

        A prospectus supplement will name any agents or underwriters involved in the sale of these securities and will describe any compensation not described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any or all of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the relevant prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus, "SCANA" refers to SCANA Corporation and "SCE&G" refers to South Carolina Electric & Gas Company. The terms "we," "us" and "our" refer to SCANA when discussing the securities to be issued by SCANA, SCE&G when discussing the securities to be issued by SCE&G, and collectively to SCANA and SCE&G where the context requires. The term "Company" refers to SCANA and its subsidiaries.

 RISK FACTORS

        Investing in our securities involves a significant degree of risk. In deciding whether to invest in our securities, you should carefully consider those risk factors included in Item 1A, Risk Factors, of our most recent annual reports on Form 10-K, as supplemented by our quarterly reports after such annual reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Each of these factors could materially adversely affect our operations, financial results and the market price of our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        Statements included in this prospectus, any prospectus supplement and the documents incorporated by reference herein which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "forecasts," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following:

  (1)
  the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment;

  (2)
  legislative and regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, and actions affecting the construction of new nuclear units;

  (3)
  current and future litigation;

  (4)
  changes in the economy, especially in areas served by subsidiaries of SCANA;

  (5)
  the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets;

  (6)
  the impact of conservation and demand side management efforts and/or technological advances on customer usage;

  (7)
  the loss of sales to distributed generation, such as solar photovoltaic systems;

  (8)
  growth opportunities for SCANA's regulated and diversified subsidiaries;

  (9)
  the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity;

  (10)
  the effects of weather, especially in areas where the Company's generation and transmission facilities are located and in areas served by SCANA's subsidiaries;

  (11)
  changes in SCANA's or its subsidiaries' accounting rules and accounting policies;

  (12)
  payment and performance by counterparties and customers as contracted and when due;

  (13)
  the results of efforts to license, site, construct and finance facilities for electric generation and transmission, including nuclear generating facilities, and the results of efforts to operate its electric and gas systems and assets in accordance with acceptable performance standards;

  (14)
  maintaining creditworthy joint owners for SCE&G's new nuclear generation project;

  (15)
  the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed, at agreed upon quality and prices, for our construction program, operations and maintenance;

  (16)
  the results of efforts to ensure the physical and cyber security of key assets and processes;

  (17)
  the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power;

  (18)
  the availability of skilled and experienced human resources to properly manage, operate, and grow the Company's businesses;

  (19)
  labor disputes;

  (20)
  performance of SCANA's pension plan assets;

  (21)
  changes in taxes and tax credits, including production tax credits for new units;

  (22)
  inflation or deflation;

  (23)
  compliance with regulations;

  (24)
  natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and

  (25)
  the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

        We disclaim any obligation to update any forward-looking statements.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. SCANA's file number with the SEC is 001-08809 and SCE&G's file number with the SEC is 001-03375. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may also read and copy these documents at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus does not repeat important information that you can find elsewhere in the registration statement and in the reports and other documents which we file with the SEC under the Exchange Act. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings (other than any portions of those documents not deemed to be filed) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated:

  SCANA

  •
  Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

  •
  Current Reports on Form 8-K, filed January 22, 2015, February 2, 2015, February 4, 2015, March 12, 2015 (Item 8.01 only) and April 30, 2015 (Item 5.07 only); and

  •
  the description of the Common Stock contained in SCANA's Registration Statement under the Exchange Act on Form 8-B dated November 6, 1984, as amended May 26, 1995.

  SCE&G

  •
  Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015; and

  •
  Current Reports on Form 8-K, filed March 12, 2015 (Item 8.01 only) and May 20, 2015.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number, as the case may be:

  Bryant Potter
  Investor Relations Manager
  SCANA Corporation
  220 Operation Way
  Cayce, South Carolina 29033
  (803) 217-6916

        You may obtain more information by contacting our Internet website, at http://www.scana.com (which is not intended to be an active hyperlink). The information on our Internet website (other than the documents expressly incorporated by reference as set forth above) is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

        You should rely only on the information we incorporate by reference or provide in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

THE REGISTRANTS

        SCANA is an energy-based holding company which, through its subsidiaries, engages principally in electric and natural gas utility operations and other energy-related businesses. Through its subsidiaries, the Company serves more than 690,000 electric customers in South Carolina and more than 1.3 million natural gas customers in South Carolina, North Carolina and Georgia.

        SCANA is a South Carolina corporation with general business powers, and was incorporated on October 10, 1984. SCANA's principal executive office is located at 100 SCANA Parkway, Cayce, South Carolina 29033, telephone (803) 217-9000, and its mailing address is 220 Operation Way, Cayce, South Carolina 29033-3701.

  Regulated Utilities

        The Company operates its regulated utility businesses in North Carolina and South Carolina through wholly-owned subsidiaries. These regulated businesses continue to be the foundation of the Company's operations. The following is a discussion of the Company's principal regulated utility subsidiaries.

        SCE&G.    SCE&G is a South Carolina corporation with general business powers, and was incorporated on July 19, 1924. SCE&G is a public utility engaged in the generation, transmission, distribution and sale of electricity and the purchase, sale and transportation of natural gas in South Carolina. SCE&G's electric service area extends into 24 counties covering nearly 17,000 square miles in the central, southern and southwestern portions of South Carolina. SCE&G's service area for natural gas encompasses approximately 23,000 square miles in all or part of 36 counties in South Carolina. The total population of the counties representing SCE&G's combined service area is more than 3.3 million. SCE&G's principal executive office is located at 100 SCANA Parkway, Cayce, South Carolina 29033, telephone (803) 217-9000, and its mailing address is 220 Operation Way, Cayce, South Carolina 29033-3701.

        SCE&G provides all of its electric generation capacity through its own facilities and through the purchase of all of the electric generation of Williams Station, which is owned by South Carolina Generating Company, Inc. ("GENCO"), a wholly owned subsidiary of SCANA.

        PSNC Energy.    PSNC Energy is a public utility engaged primarily in purchasing, selling and transporting natural gas to approximately 525,000 residential, commercial and industrial customers in North Carolina. PSNC Energy's franchised service area includes 28 counties covering approximately 12,000 square miles of North Carolina.

        PSNC Energy is regulated by the North Carolina Utilities Commission ("NCUC"). PSNC Energy's rates are established using a benchmark cost of gas approved by the NCUC, which may be modified periodically to reflect changes in the market price of natural gas and, through operation of the Customer Usage Tracker, PSNC Energy's base rates for residential and commercial customers are also adjusted based on average per customer consumption. The NCUC reviews PSNC Energy's gas purchasing practices each year.

  Principal Nonregulated Business

        SCANA Energy Marketing, Inc.    SCANA Energy Marketing, Inc. markets natural gas primarily in the southeastern United States, and provides energy-related risk management services to producers and customers. SCANA Energy, a division of SCANA Energy Marketing, Inc., markets natural gas in Georgia's deregulated natural gas market. As of June 30, 2015, SCANA Energy had approximately 450,000 natural gas customers in the Georgia market and serves as Georgia's regulated provider under a contract with the Georgia Public Service Commission. SCANA Energy is the second-largest marketer in Georgia's non-regulated retail gas market. SCANA Energy faces significant competition in the Georgia natural gas market.

        The information above concerning us and our subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning us and our subsidiaries, you should refer to the information described in "WHERE YOU CAN FIND MORE INFORMATION."

RATIO OF EARNINGS TO FIXED CHARGES

        Our historical ratios of earnings to fixed charges are as follows:

			Years ended December 31,
	Six Months Ended June 30, 2015	Twelve Months Ended June 30, 2015
			2014	2013	2012	2011	2010
SCANA	5.75	4.42	3.39	3.22	2.93	2.87	2.92
SCE&G	3.74	3.74	3.77	3.48	3.29	3.13	3.18

        For purposes of these ratios, earnings represent pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges. Fixed charges represent interest charges and the estimated interest portion of annual rentals.

USE OF PROCEEDS

        Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for financing capital expenditures, for refunding, redeeming or retiring debt and for other general corporate purposes. Pending application of the net proceeds for specific purposes, we may invest the proceeds in short-term or marketable securities.

DESCRIPTION OF THE MEDIUM TERM NOTES

General

        SCANA will issue the Notes under an Indenture dated as of November 1, 1989, as amended by the First Supplemental Indenture dated as of November 1, 2009 (as so amended, the "Note Indenture"), between SCANA and The Bank of New York Mellon Trust Company, N. A. (successor to The Bank of New York), as trustee (the "Note Trustee"). A copy of the Note Indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information in this section "DESCRIPTION OF THE MEDIUM TERM NOTES" briefly outlines some of the provisions of the Note Indenture. Please review the Note Indenture that we filed with the SEC for a full statement of those provisions. See "WHERE YOU CAN FIND MORE INFORMATION" on how to obtain a copy of the Note Indenture. You may also review the Note Indenture at the Note Trustee's offices at 101 Barclay Street 8W, New York, New York 10286.

        Capitalized terms used and defined under this heading "DESCRIPTION OF THE MEDIUM TERM NOTES" have the meanings given such terms as defined herein. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings given those terms in the Note Indenture. The summaries under this heading "DESCRIPTION OF THE MEDIUM TERM NOTES" are not detailed. Whenever particular provisions of the Note Indenture or terms defined in the Note Indenture are referred to, those statements are qualified by reference to the Note Indenture. References to article and section numbers under this heading "DESCRIPTION OF THE MEDIUM TERM NOTES," unless otherwise indicated, are references to article and section numbers of the Note Indenture.

        The Notes and all other debentures, notes or other evidences of indebtedness issued under the Note Indenture (referenced in this section as "debt securities") will be unsecured and will in all respects be equally and ratably entitled to the benefits of the Note Indenture, without preference, priority or distinction, and will rank equally with all other unsecured and unsubordinated indebtedness of SCANA. The Note Indenture does not limit the amount of debt securities that can be issued thereunder, and provides that our Notes may be executed in one or more series, as established in or pursuant to a board resolution and set forth in an officers' certificate or established in one or more supplemental indentures, and authenticated and delivered upon the delivery to the Note Trustee of such company orders, opinions and officers' certificates as may be required under the Note Indenture. (Sections 301 and 302) The Note Indenture also allows us to "reopen" any series of debt securities (including any series of Notes) by issuing additional debt securities of that series, if permitted by the terms of that series.

        Each prospectus supplement which accompanies this prospectus in connection with an offering of Notes will set forth some or all of the following information to describe a particular series of Notes:

  •
  any limit upon the aggregate principal amount of the Notes;

  •
  the date or dates on which the principal of the Notes will be payable;

  •
  the rate or rates at which the Notes will bear interest, if any (or the method of calculating the rate); the date or dates from which the interest will accrue; the date or dates on which the interest will be payable ("Interest Payment Dates"); the record dates for the interest payable on the Interest Payment Dates; and the basis upon which interest will be calculated if other than of a 360-day year of twelve 30-day months;

  •
  any option on the part of us or the holders thereof to redeem the Notes and redemption terms and conditions;

  •
  any obligation on our part to redeem or purchase the Notes in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

  •
  the denominations of the Notes;

  •
  whether the Notes are subject to a book-entry system of transfers and payments; and

  •
  any other particular terms of the Notes and of their offering. (Section 301)

Payment of Notes; Transfers; Exchanges

        Unless otherwise provided in a prospectus supplement, we will pay any interest due on each Note to the person in whose name that Note is registered as of the close of business on the record date relating to each Interest Payment Date. However, we will pay interest when the Notes mature (whether the Notes mature on their stated date of maturity, the date the Notes are redeemed or otherwise) to the person to whom the principal payment on the Notes is paid. If there is a default in the payment of interest on the Notes, we may either (1) choose a special record date which special record date is between ten and fifteen days prior to a payment date and pay on that payment date the holders of the Notes as of the close of business on that special record date, or (2) pay the holders of the Notes in any other lawful manner, all as more fully described in the Note Indenture. (Section 307)

        We will pay principal of, and any premium and interest due on, the Notes at maturity or upon earlier redemption or repayment of a Note upon surrender of that Note at the office of the paying agent (currently, the Note Trustee in New York, New York). (Sections 307, 308, 1001 and 1105) The applicable prospectus supplement identifies any other place of payment and any other paying agent. We may change the place at which the Notes will be payable, may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. (Section 1002) Further, if we provide money to a paying agent to be used to make payments of principal of, premium (if any) or interest on any Note and that money has not rightfully been claimed two years after the applicable principal, premium or interest payment is due, then we may instruct the paying agent to remit that money to us, and any holder of a Note seeking those payments may thereafter look only to us for that money. (Section 1003)

        Except as provided in a prospectus supplement, if principal of or premium (if any) or interest on the Notes is payable on a day which is not a Business Day, payment thereof will be postponed to the next Business Day, and no additional interest will accrue as a result of the delayed payment. (Section 114)

        "Business Day" means any day other than a Saturday or Sunday that is not a day on which banking institutions in Washington, D.C., or in New York, New York, are authorized or obligated by law or executive order to be closed.

        The "record date" will be 15 calendar days prior to each Interest Payment Date, whether or not that day is a Business Day, unless otherwise indicated in this prospectus or in the applicable prospectus supplement.

        You may transfer or exchange the Notes for other Notes of the same series, in authorized denominations (which are, unless otherwise stated in the prospectus supplement, denominations of $1,000 and any integral multiple thereof), and of like aggregate principal amount, at our office or agency in New York, New York (currently, the Note Trustee). At our discretion, we may change the place for registration and transfer of the Notes, and we may appoint one or more additional security registrars and remove any security registrar. The prospectus supplement will identify any additional place for registration of transfer and any additional security registrar. You are not responsible for paying a service charge for any transfer or exchange of the Notes, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Notes. (Sections 305, 307 and 1002)

Redemptions

        The Notes are subject to redemption prior to their stated maturity, as set forth in the relevant prospectus supplement. (Section 1101) If we redeem some or all of the Notes, the Note Trustee must notify you between 30 and 60 (or such shorter period specified in the applicable prospectus supplement) days before the redemption date (by first-class mail, postage prepaid) that some or all of the Notes will be redeemed. (Sections 106 and 1104) Further, if only a part of a Note is redeemed, then the holder of the unredeemed part of that Note will receive one or more new Notes. (Section 1107) The Notes will not be subject to any sinking fund. (Section 1201)

        Notwithstanding the foregoing, at any time, we may purchase the Notes or beneficial ownership interests in the Notes (if they are held in book-entry form) at any price in the open market or otherwise. In our sole discretion, we may hold, resell or retire any Notes or beneficial ownership interests in those Notes that we purchase.

Defaults

        The following are defaults under the Note Indenture with respect to debt securities issued under the Note Indenture:

  (1)
  We fail to make payment of principal and premium (if any) on the debt securities when due and payable at maturity,

  (2)
  We fail to make payment of any interest or any other amount when due and payable on the debt securities, and such default continues for a period of 30 days;

  (3)
  We fail to deposit any sinking fund payment when due and payable on the debt securities, and such default continues for a period of three Business Days;

  (4)
  We file for bankruptcy or certain other events involving insolvency, receivership or bankruptcy occur;

  (5)
  We fail to perform certain covenants or agreements contained in the Note Indenture or the occurrence of other events specified as defaults with respect to the debt securities;

  (6)
  Either we or our principal subsidiaries (notably SCE&G and GENCO) fail to make payment on certain indebtedness or otherwise fail to perform under such indebtedness or the mortgage, indenture or other instrument authorizing, relating to or securing such indebtedness.

        Certain of these events become defaults only after the lapse of prescribed periods of time and/or notice from the Note Trustee. (Section 501)

        Upon the occurrence of a default under the Note Indenture, either the Note Trustee or the holder of at least 25% in principal amount of outstanding debt securities of the affected series may declare the principal of all outstanding debt securities of that series immediately due and payable. However, if the default is cured, the holders of a majority in principal amount of outstanding debt securities of the affected series may rescind that declaration and annul the declaration and its consequences. (Section 502)

        The holders of a majority in principal amount of outstanding debt securities of the affected series may direct the time, method and place of conducting any proceeding for the enforcement of the Note Indenture. (Section 512)

        No holder of any debt security of any series has the right to institute any proceeding with respect to the Note Indenture unless:

  •
  the holder previously gave written notice of a continuing event of default relating to the debt securities of that series to the Note Trustee,

  •
  the holders of more than 25% in principal amount of outstanding debt securities of the affected series offer to the Note Trustee reasonable indemnity against costs and liabilities and request the Note Trustee to take action, and the Note Trustee declines to take action for 60 days after receipt of such request, and

  •
  the holders of a majority in principal amount of outstanding debt securities of the affected series give no inconsistent direction during such 60-day period;

provided, however, that each holder of a Note shall have the right to enforce payment of that Note when due. (Sections 507 and 508)

        The Note Trustee must notify the holders of the debt securities of any series within 90 days after a default has occurred with respect to those debt securities, unless that default has been cured or waived, provided, however, except in the case of default in the payment of principal of, premium (if any), or interest or other amount payable on any debt security, the Note Trustee may withhold the notice if it determines that it is in the interest of those holders to do so. (Section 602)

        We are required under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), to furnish to the Note Trustee at least once every year a certificate as to our compliance with the conditions and covenants under the Note Indenture and to deliver reports, information and other documents to the Note Trustee and to file certain documents with the SEC. (Sections 704 and 1005)

Covenants, Consolidation, Merger, Etc.

        The Note Indenture provides that we will keep the property that we use in our business, or in the business of our subsidiaries, in good working order, and will improve it as necessary to properly conduct our business and that of our subsidiaries, as the case may be. (Section 1007) Except as described in the next paragraph, the Note Indenture provides that we will also maintain our corporate existence, rights and franchises and those of SCE&G and GENCO (collectively, our "Principal Subsidiaries"). (Section 1006) However, we are not required to preserve (a) the corporate existence of any of our subsidiaries other than our Principal Subsidiaries or (b) any such right or franchise if we determine that its preservation is not desirable in the conduct of our business or the business of our subsidiaries, consolidated as a whole, or its loss is not disadvantageous in any material respect to the holders of the outstanding debt securities of any series. (Section 1006)

        The Note Indenture provides that we may, without the consent of the holders of the debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into another corporation, provided that (1) we are the continuing corporation, or, if not, the successor corporation assumes by a supplemental indenture our obligations under the Note Indenture and (2) immediately after giving effect to such transaction there will be no default in the performance of any such obligations. (Section 801)

        The Note Indenture provides that neither we nor our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon any property of ours or our subsidiaries without effectively providing that the debt securities of each series issued under the Note Indenture (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with those debt securities) are secured equally and ratably with (or prior to) such Debt so long as such Debt is so secured, except that this restriction will not apply to:

        (1)   Mortgages to secure Debt issued under

    •
    the Indenture, dated April 1, 1993, between SCE&G and The Bank of New York Mellon Trust Company, N.A. (successor to NationsBank of Georgia, National Association), and

    •
    the Mortgage and Security Agreement, dated August 21, 1992, between GENCO and The Prudential Insurance Company of America, as amended and restated by the Second Amended and Restated Mortgage and Security Agreement dated May 30, 2008, between GENCO and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent,

each as amended and supplemented to date and as it may be hereafter amended and supplemented from time to time ("Existing Mortgages"), or any extension, renewal or replacement of any of them;

        (2)   Mortgages affecting property of a corporation existing at the time it becomes our subsidiary or at the time it is merged into or consolidated with us or one of our subsidiaries;

        (3)   Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 12 months after the acquisition for the purpose of financing all or part of the purchase price thereof;

        (4)   Mortgages on any property to secure all or part of the cost of construction or improvements thereon or Debt incurred to provide funds for such purpose in a principal amount not exceeding the cost of such construction or improvements;

        (5)   Mortgages which secure only an indebtedness owing by one of our subsidiaries to us or to another of our subsidiaries;

        (6)   certain Mortgages to government entities, including mortgages to secure debt incurred in pollution control or industrial revenue bond financings;

        (7)   Mortgages required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

        (8)   Mortgages to secure loans to us or to our subsidiaries maturing within 12 months from the creation thereof and made in the ordinary course of business;

        (9)   Mortgages on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development thereof or to secure Debt incurred to provide funds for any such purpose;

        (10) Mortgages existing on the date of the Note Indenture;

        (11) "Excepted Encumbrances" and "Permitted Encumbrances" as such terms are defined in any of the Existing Mortgages;

        (12) certain Mortgages typically incurred in the ordinary course of business or arising from any litigation or any legal proceeding which is currently being contested in good faith; and

        (13) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (2) through (12), which does not increase the amount of debt secured thereby at the time of the renewal, extension or modification.

Notwithstanding the foregoing, the Note Indenture provides that we and any or all of our subsidiaries may, without securing the debt securities, issue, assume or guarantee Debt secured by Mortgages in an aggregate principal amount which (not including Debt permitted to be secured under clauses (1) to (13) inclusive above) does not at any one time exceed 10% of the Consolidated Net Tangible Assets (as hereinafter defined) of us and our subsidiaries. (Section 1009)

        "Consolidated Net Tangible Assets" is defined as the total amount of assets appearing on the consolidated balance sheet of us and our subsidiaries subtracting, without duplication, the following:

  •
  all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes;

  •
  all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and

  •
  all appropriate adjustments on account of minority interests of other persons holding voting stock in any of our subsidiaries. (Section 101)

Modification, Waiver and Meetings

        We may, without the consent of any holders of outstanding debt securities, enter into supplemental indentures for, including but not limited to, the following purposes:

  •
  to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Note Indenture,

  •
  to secure the debt securities,

  •
  to establish the form or terms of any series of debt securities, or

  •
  to make certain other modifications, generally of a ministerial or immaterial nature. (Section 901)

        We may amend the Note Indenture for other purposes only with the consent of the holders of a majority in principal amount of each affected series of outstanding debt securities. However, we may not amend the Note Indenture without the consent of the holder of each affected outstanding debt security for the following purposes:

  •
  to change the stated maturity or redemption date of the principal of, or any installment of interest on, any debt security or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any debt security;

  •
  to reduce the principal amount of any debt security which is an Original Issue Discount Security (as defined in the Note Indenture) that would be due upon a declaration of acceleration of that security's maturity;

  •
  to change the place or currency of any payment of principal of or any premium or interest on any debt security;

  •
  to impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity or redemption date of that debt security;

  •
  to reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required to modify or amend the Note Indenture or to waive compliance with certain provisions of the Note Indenture, or reduce certain quorum or voting requirements of the Note Indenture; or

  •
  to modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify other provisions of the Note Indenture or waive any past default thereunder. (Section 902)

        Except with respect to certain fundamental provisions, the holders of a majority in principal amount of outstanding debt securities of any series may waive past defaults with respect to that series and may waive our compliance with certain provisions of the Note Indenture with respect to that series. (Sections 513 and 1010)

        We, the Note Trustee or the holders of at least 10% in principal amount of the outstanding debt securities of the applicable series, may at any time call a meeting of the holders of debt securities of a particular series, and notice of that meeting will be given in accordance with "Notices" below. (Section 1402) Any resolution passed or decision taken at any meeting of holders of debt securities of a particular series duly held in accordance with the Note Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called for the holders of debt securities of a particular series to adopt a resolution, and at any reconvened meeting, will be a majority in principal amount of the outstanding debt securities of that series. (Section 1404)

Notices

        Notices to holders of the Notes will be given by mail to the addresses of such holders as they appear in the security register. (Section 106)

Defeasance

        If we deposit with the Note Trustee, money or Federal Securities (as defined in the Note Indenture) sufficient to pay, when due, the principal, premium (if any) and interest due on the Notes, then we will be discharged from any and all obligations with respect to the Notes, except for certain continuing obligations to register the transfer or exchange of those debt securities, to maintain paying agencies and to hold moneys for payment in trust. (Section 401)

Our Relationship with the Note Trustee

        The Note Trustee and/or one or more of its affiliates may be lenders under our, or our subsidiaries', credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries. The Note Trustee will be permitted to engage in other transactions with us and/or our subsidiaries; however, if the Note Trustee acquires any conflicting interest, as defined in the Trust Indenture Act or provided under the Note Indenture, it must eliminate the conflict or resign.

DESCRIPTION OF THE COMMON STOCK

General

        The rights of holders of the Common Stock are currently governed by the South Carolina Business Corporation Act, and the restated articles of incorporation and bylaws of SCANA, copies of which restated articles of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The following summary describes the material rights of SCANA's shareholders. The summaries under this heading are not detailed. Whenever particular provisions of the restated articles of incorporation or bylaws of SCANA are referred to, those statements are qualified by reference to those restated articles of incorporation or bylaws.

        Authorized Capital Stock: Under the South Carolina Business Corporation Act, a corporation may not issue a greater number of shares than have been authorized by its articles of incorporation. The authorized capital stock of SCANA consists of 200,000,000 shares of SCANA common stock, without par value, and no shares of preferred stock. At the close of business on July 31, 2015, 142,916,917 shares of our common stock were issued and outstanding. At July 31, 2015, not more than 16.8 million shares of our common stock were reserved for issuance pursuant to our benefit plans and our Investor Plus Plan.

        Voting: Holders of the Common Stock are entitled to one vote, in person or by proxy, for each share held on the applicable record date with respect to each matter submitted to a vote at a meeting of stockholders, and may not cumulate their votes.

        Dividends: Holders of the Common Stock are entitled to receive dividends as and when declared by our board of directors out of funds legally available therefor.

        Liquidation Rights: In the event we liquidate, dissolve or wind up our affairs, the holders of the Common Stock would be entitled to share ratably in all of our assets available for distribution to shareholders of our common stock remaining after payment in full of liabilities.

        Preemptive Rights: Holders of the Common Stock do not have preemptive rights to subscribe for additional shares when we offer for sale additional shares of our common stock.

Provisions Relating to Change in Control

        Our restated articles of incorporation and bylaws contain provisions which could have the effect of delaying, deferring or preventing a change in control of SCANA. These provisions are summarized below.

  Corporate Governance Provisions

        SCANA's restated articles of incorporation provide that its board of directors is subdivided into three classes, with each class as nearly equal in number of directors as possible. Each class of directors serves for three years and one class is elected each year. SCANA currently has ten directors (in classes with terms expiring in 2016, 2017 and 2018). SCANA's restated articles of incorporation and bylaws provide that:

  •
  the authorized number of directors may range from a minimum of nine to a maximum of 20, as determined from time to time by the directors;

  •
  directors can be removed except for cause only by the affirmative vote of the holders of 80 percent of the shares of SCANA's stock who are entitled to vote; and

  •
  vacancies and newly created directorships on SCANA's board of directors can be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and any new director elected to fill a vacancy will serve until the next shareholders' meeting at which directors of any class are elected.

  Anti-Takeover Provisions

        Certain provisions of our restated articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor.

        SCANA's restated articles of incorporation require that certain corporate actions and fundamental transactions must be approved by the holders of 80 percent of the outstanding shares of its capital stock entitled to vote on the matter. The corporate actions that are subject to these provisions are amendments to our restated articles of incorporation relating to classification of the board of directors and appointment of directors to fill vacancies, the stockholder vote required to remove directors other than for cause and certain provisions relating to the approval of fundamental transactions. The fundamental transactions which are subject to these provisions are, unless approved by a majority of the members of the board of directors (other than members related to the potentially interested purchaser or other person attempting to take over our business), certain transactions involving our merger, consolidation, liquidation, dissolution or winding up, certain sales or other dispositions of our assets or the assets of any of our subsidiaries, certain issuances (or reclassifications) of our securities or the securities of any of our subsidiaries and certain recapitalizations of transactions that have the effect of increasing the voting power of the potentially interested purchaser or other person attempting to take over our business.

  Prevention of Greenmail

        SCANA's restated articles of incorporation provide that it cannot purchase any of its outstanding common stock at a price it knows to be more than the market price from a person who is known to it to be the beneficial owner of more than three percent of its outstanding common stock and who has purchased or agreed to purchase any shares of its common stock within the most recent two-year period, without the approval of the holders of a majority of the outstanding shares of its common stock other than such person, unless SCANA offers to purchase any and all of the outstanding shares of common stock.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

General

        SCE&G will issue the Bonds in one or more series under an Indenture, dated as of April 1, 1993, as supplemented (the "Mortgage"), between SCE&G and The Bank of New York Mellon Trust Company, N.A. (successor to NationsBank of Georgia, National Association), as trustee (the "Bond Trustee"). The term "Bonds" in this prospectus also includes all other debt securities issued and outstanding under the Mortgage. A copy of the Mortgage has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS" briefly outlines some of the provisions of the Mortgage. Please review the Mortgage that we filed with the SEC for a full statement of those provisions. See "WHERE YOU CAN FIND MORE INFORMATION" on how to obtain a copy of the Mortgage. You may also review the Mortgage at the Bond Trustee's offices at 200 Ashford Center North, Suite 550, Atlanta, Georgia 30338.

        Capitalized terms used and defined under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS" have the meanings given such terms as defined herein. Capitalized terms used under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS" which are not otherwise defined in this prospectus have the meanings given those terms in the Mortgage. The summaries under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS" are not detailed. Whenever particular provisions of the Mortgage or terms defined in the Mortgage are referred to, those statements are qualified by reference to the Mortgage. References to article and section numbers under this heading "DESCRIPTION OF THE FIRST MORTGAGE BONDS," unless otherwise indicated, are references to article and section numbers of the Mortgage.

Provisions of a Particular Series

        The Bonds of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Bonds, for issuances of additional Bonds of that series. Each prospectus supplement relating to a series of Bonds which accompanies this prospectus will set forth the following information to describe the series of Bonds, unless the information is the same as the information included in this section:

  •
  the title of the series of Bonds;

  •
  the aggregate principal amount and any limit upon the aggregate principal amount of the series of Bonds;

  •
  the date or dates on which the principal of the series of Bonds will be payable, and any right that we have to change the date on which principal is payable;

  •
  the rate or rates at which the series of Bonds will bear interest, if any (or the method of calculating the rate);

  •
  the date or dates from which the interest will accrue;

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  the dates on which the interest will be payable ("Interest Payment Dates");

  •
  the record dates for the interest payable on the Interest Payment Dates;

  •
  any option on our part to redeem the series of Bonds and redemption terms and conditions;

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  any obligation on our part to redeem or purchase the series of Bonds in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

  •
  the denominations of the series of Bonds, if other than $1,000 and integral multiples thereof;

  •
  if the amount of the principal of or premium (if any) or interest on the series of Bonds is determined with reference to an index or other facts or events ascertainable outside of the Mortgage, the manner in which such amount may be determined;

  •
  any variation to the definition of "Business Day" as defined in the Mortgage;

  •
  the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

  •
  whether the series of Bonds is subject to a book-entry system of transfers and payments; and

  •
  any other particular terms of the series of Bonds and of its offering. (Section 201)

Payment of Bonds; Transfers; Exchanges

        We will pay any interest which is due on each New Bond to the person in whose name that New Bond is registered as of the close of business on the record date relating to the Interest Payment Date. (Section 207) However, we will pay interest which is payable when the Bonds mature (whether the Bonds mature on their stated date of maturity, the date the Bonds are redeemed or otherwise) to the person to whom the relevant principal payment on the Bonds is to be paid.

        We will pay principal of, and any premium and interest on, the Bonds at our office or agency in Atlanta, Georgia (currently, the Bond Trustee). The applicable prospectus supplement for any series of Bonds will specify any other place of payment and any other paying agent. We may change the place at which the Bonds will be payable, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (Section 702)

        Except as provided in a prospectus supplement, if principal of or premium (if any) or interest on the Bonds is payable on a day which is not a Business Day, payment thereof may be postponed to the next succeeding Business Day, and no additional interest will accrue as a result of the delayed payment. (Section 116)

        "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in Atlanta, Georgia are generally authorized or required by law, regulation or executive order to remain closed. (Section 101)

        You may transfer or exchange the Bonds for other Bonds of the same series, in authorized denominations, and of like tenor and aggregate principal amount, at our office or agency in Atlanta, Georgia (currently, the Bond Trustee). At our discretion, we may change the place for registration and transfer of the Bonds, and we may appoint one or more additional security registrars (including us) and remove any security registrar. The prospectus supplement will identify any additional place for registration of transfer and any additional security registrar. You are not responsible for paying a service charge for any transfer or exchange of the Bonds, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Bonds. (Section 205)

Redemption

        The Bonds are subject to redemption, as set forth in the relevant prospectus supplement, only upon notice by mail (unless waived) not less than 30 days (or such other period set forth in the relevant prospectus supplement) prior to the redemption date. If less than all the Bonds of a series are to be redeemed, the particular Bonds to be redeemed will be selected by the method as shall be provided for any particular series, or in the absence of any such provision, by any method as the security registrar deems fair and appropriate. (Sections 109, 903 and 904)

        We may, in any notice of redemption, make any redemption conditional upon receipt by the Bond Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Bond Trustee has not received that money, we will not be required to redeem those Bonds and we will then give notice to that effect. (Section 904)

Security

  General

        The Bonds of each series will be equally and ratably secured under the Mortgage. The Bonds are secured by the lien of the Mortgage on substantially all of our properties used in the generation, purchase, transmission, distribution and sale of electricity which have not been released from, or transferred not subject to, the lien of the Mortgage, and any other property which we may elect to subject to the lien of the Mortgage. (Granting Clauses)

        If we merge or are consolidated with another corporation and certain conditions set forth in the Mortgage are satisfied, the existing mortgage or deed of trust or similar indenture entered into by such corporation may be designated as a "Class A Mortgage" and bonds issued thereunder would be "Class A Bonds" for purpose of the Mortgage. In that event, the Bonds will be secured, additionally, by such Class A Bonds as may be issued under the Class A Mortgage and deposited with the Bond Trustee and by the lien of the Mortgage, which lien would be junior to the lien of Class A Mortgage with respect to the property subject to such Class A Mortgage. (Section 1206) Presently, we have no Class A Bonds outstanding.

  Lien of the Mortgage

        The lien of the Mortgage is subject to the prior first mortgage lien of a Class A Mortgage, if any, liens on after-acquired property existing at the time of acquisition and various permitted liens, including:

  •
  tax liens, mechanics', materialmen's and similar liens and certain employees' liens, in each case, which are not delinquent or which are being contested,

  •
  certain judgment liens and easements, reservations and rights of others (including governmental entities) in, and defects of title to, the property subject to the lien of the Mortgage which do not materially impair its use by us,

  •
  certain leases, and

  •
  certain other liens (including but not limited to liens which are immaterial to our operations) and encumbrances. (Granting Clauses and Section 101)

        The following, among other things, are excepted from the lien of the Mortgage:

  •
  cash and securities not held under the Mortgage,

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  contracts, leases and other agreements, bills, notes and other instruments, receivables, claims, certain intellectual property rights and other general intangibles,

  •
  automotive and similar vehicles, movable equipment, and railroad, marine and flight equipment,

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  all goods, stock in trade, wares and merchandise held for sale in the ordinary course of business,

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  fuel (including nuclear fuel assemblies), materials, supplies and other personal property consumable in the operation of our business,

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  portable equipment,

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  furniture and furnishings,

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  computers, machinery and equipment used exclusively for corporate administrative or clerical purposes,

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  electric energy, gas, steam, water and other products generated, produced or purchased,

  •
  substances mined, extracted or otherwise separated from the land and all rights thereto, leasehold interests, and

  •
  with certain exceptions, all property which is located outside of the State of South Carolina or Columbia County, Georgia. (Granting Clauses)

        The Mortgage contains provisions subjecting (with certain exceptions and limitations and subject to the prior lien of a Class A Mortgage, if any, and the provisions of the U.S. Bankruptcy Code) after-acquired electric utility property to the lien of the Mortgage. (Granting Clauses) Notwithstanding the foregoing, it may be necessary to comply with applicable recording requirements to perfect such lien on after-acquired electric utility property.

        The Mortgage provides that the Bond Trustee has a lien upon the property subject to the lien of the Mortgage, for the payment of its compensation and expenses. This Bond Trustee's lien is prior to the lien on behalf of the holders of the Bonds. (Section 1607)

Issuance of Bonds

        The maximum principal amount of Bonds which we may issue under the Mortgage is unlimited. Under the Mortgage, Bonds may be authenticated and delivered, upon receipt by the Bond Trustee of a supplemental indenture, a board resolution or an officer's certificate pursuant thereto, together with a company order to the Bond Trustee, an opinion of counsel and an officer's certificate, subject to the further requirements of the Mortgage described below. (Sections 201 and 301)

        We may issue Bonds of any series from time to time on the basis of, and in an aggregate principal amount not exceeding the sum of:

  •
  the aggregate principal amount of Class A Bonds issued and delivered to the Bond Trustee and designated by us as the basis for such issuance,

  •
  70% of the amount of Unfunded Net Property Additions (generally defined as Property Additions (net of retirements) which have not been made or deemed to have been made the basis of the authentication and delivery of Bonds or used for other purposes under the Mortgage),

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  the aggregate principal amount of retired Bonds, and

  •
  cash deposited with the Bond Trustee. (Sections 101, 104 and 302 and Articles Four, Five and Six)

        Property Additions are generally defined to include any property subject to the lien of the Mortgage (the "Mortgaged Property") which we may elect to designate as such, except (with certain exceptions) goodwill, going concern value, intangible property or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account. (Sections 101 and 104)

        Based upon Property Additions certified to the Bond Trustee on May 22, 2015 as of March 31, 2015 (the last date of certification of Property Additions under the Mortgage), we have Unfunded Net Property Additions of approximately $3.6 billion, sufficient to permit the issuance of approximately $2.5 billion of additional Bonds on the basis thereof. At July 31, 2015, we had $491.0 million of credits from the retirement of Bonds under the Mortgage, which may be used as the basis for the authentication of additional Bonds under the Mortgage.

        With certain exceptions in the case of Bonds issued on the basis of Class A Bonds and retired Bonds as described above, we can issue Bonds only if our Adjusted Net Earnings (as defined in the Mortgage) for 12 consecutive months within the preceding 18 months is at least twice the Annual Interest Requirements (as defined in the Mortgage) on:

  •
  all Bonds at the time outstanding,

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  the Bonds then applied for, and

  •
  all outstanding Class A Bonds, if any, other than Class A Bonds held by the Bond Trustee under the Mortgage. (Sections 103, 301, 302 and 501)

Release of Property

        We may obtain the release of property from the lien of the Mortgage either upon the basis of an equal amount of Unfunded Net Property Additions or upon the basis of the deposit of cash or a credit for retired Bonds. We may also obtain the release of property upon the basis of the release of the property from the lien of a Class A Mortgage, if any. (Article Ten)

Withdrawal of Cash

        We may withdraw cash deposited as the basis for the issuance of Bonds and cash representing certain payments in respect of Class A Bonds, if any, designated as the basis for the issuance of Bonds or the withdrawal of cash ("Designated Class A Bonds") upon the basis of (1) Unfunded Net Property Additions in an amount equal to ten-sevenths of such cash, (2) an equal amount of retired Bonds or (3) an equal amount of Class A Bonds which are not Designated Class A Bonds. (Sections 601 and 1202) In addition, we may withdraw cash upon the basis of (a) an equal amount of Unfunded Net Property Additions, or (b) ten-sevenths of the amount of retired Bonds, or may apply such cash to (y) the purchase of Bonds (at prices not exceeding ten-sevenths of the principal amount thereof) or (z) the redemption or payment at stated maturity of Bonds. (Sections 601 and 1005)

Modification of Mortgage

        We may, without the consent of any holders of outstanding Bonds, enter into supplemental indentures for, including but not limited to, the following purposes:

  •
  to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Mortgage,

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  to correct or amplify the description of any property at any time subject to the lien of the Mortgage, or to subject to the lien of the Mortgage additional property,

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  to establish the form or terms of any series of Bonds,

  •
  to make any other changes to or eliminate provision of the Mortgage required or contemplated by the Trust Indenture Act, or

  •
  to make certain other modifications, generally of a ministerial or immaterial nature. (Section 1701)

        We may amend the Mortgage for other purposes only with the consent of the holders of a majority in principal amount of the Bonds then outstanding, considered as one class, unless such amendment directly affects the rights of the holders of Bonds of one or more, but less than all, series, in which case only the consent of the holders of a majority in principal amount of the affected series of the Bonds then outstanding, considered as one class, need be obtained. However, without the consent of the holder of each affected outstanding Bond, we may not amend the Mortgage for the following purposes:

  •
  to change the stated maturity of the principal of, or any installment of principal of or interest on, any Bond or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any Bond;

  •
  to reduce the principal amount of any Bond which is a Discount Security (as defined in the Mortgage) that would be due upon a declaration of acceleration of that Bond's maturity;

  •
  to change the currency of any payment of principal of or any premium or interest on any Bond;

  •
  to impair the right to institute suit for the enforcement of any payment on or with respect to any Bond after the stated maturity or redemption date of that Bond;

  •
  to permit the creation of any lien ranking prior to the lien of the Mortgage with respect to all or substantially all of the Mortgage Property or terminate the lien of the Mortgage on all or substantially all of the Mortgaged Property, or otherwise deprive such holder of the benefit of the security of the lien of the Mortgage;

  •
  reduce the percentage in principal amount of outstanding Bonds of any series for which the consent of the holders is required to modify or amend the Mortgage or to waive compliance with certain provisions of the Indenture, or reduce certain quorum or voting requirements of the Mortgage; or

  •
  to modify the foregoing requirements or reduce the percentage of outstanding Bonds necessary to modify other provisions of the Mortgage or waive any past default thereunder. (Section 1702)

Events of Default

        Each of the following events is an Event of Default under the Mortgage:

  •
  We fail to make payments of principal or premium within three Business Days, or interest within 60 days, after the due date,

  •
  We fail to perform or breach any other covenant or warranty for a period of 90 days after notice,

  •
  We file for bankruptcy or certain other events involving insolvency, receivership or bankruptcy occur, or

  •
  We default under any Class A Mortgage. (Section 1101)

        If an Event of Default occurs and is continuing, either the Bond Trustee or the Holders of 25% in principal amount of the Outstanding Bonds may declare the principal amount of all of the Outstanding Bonds to be immediately due and payable. After the declaration of acceleration has been made, but before the sale of any of the Mortgaged Property and before the Bond Trustee has obtained a judgment or decree for payment of money, the Event of Default giving rise to such declaration of acceleration will be deemed to be waived, and such declaration and its consequences will be rescinded and annulled, if we (a) pay to the Bond Trustee all overdue interest, principal and any premium on any Outstanding Bonds and (b) cure any other such Event of Default. (Sections 1102 and 1117)

        The Holders of a majority in principal amount of the Outstanding Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee. No Holder of any Bond has the right to institute any proceeding with respect to the Mortgage, or for the appointment of a receiver or for any other remedy thereunder, unless:

  •
  that Holder previously gave written notice of a continuing Event of Default to the Bond Trustee,

  •
  the Holders of a majority in principal amount of Outstanding Bonds have offered to the Bond Trustee reasonable indemnity against costs and liabilities and requested that the Bond Trustee take action,

  •
  the Bond Trustee declined to take action for 60 days, and

  •
  the Holders of a majority in principal amount of Outstanding Bonds have given no inconsistent direction during such 60-day period;

provided, however, that each Holder of a Bond has the right to enforce payment of that Bond when due. (Sections 1111, 1112 and 1116)

        In addition to the rights and remedies provided in the Mortgage, the Bond Trustee may exercise any right or remedy available to the Bond Trustee in its capacity as the owner and holder of Class A Bonds, if any, which arises as a result of a default under any Class A Mortgage. (Section 1119)

Defeasance; Satisfaction and Discharge

        Upon receipt by the Bond Trustee of moneys or Eligible Obligations (as defined in the Mortgage), or both, sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Bonds together with a company order and opinion of counsel required by the Mortgage, the holders of the Bonds or portions thereof in respect of which such deposit was made will no longer be entitled to the benefit of certain of our covenants under the Mortgage, and the Bond Trustee will, upon receipt of a company order as required by the Mortgage, will acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for purposes of the Mortgage and that our entire indebtedness in respect of the Mortgage has been deemed to have been satisfied and discharged. Notwithstanding the satisfaction and discharge of any Bonds as described above, certain of our obligations and the obligations of the Bond Trustee shall survive. (Section 1301)

Restrictions on Payment of Dividends

        The Mortgage prohibits us from declaring and paying dividends on any shares of our common stock except from either (1) the excess (the "Surplus") of our net assets over our Capital (as defined herein) or (2) if there is no Surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that no dividends may be declared if and while our Capital is significantly impaired as described in the Mortgage. "Capital" is defined in the Mortgage to mean the part of the consideration we received for any shares of our capital stock as determined by our board of directors to be capital or, if our board has not made such a determination, the aggregate par amount of shares having a par value plus the amount of consideration for such shares without par value. All of the outstanding shares of our common stock are held of record by SCANA. (Section 711)

Evidence of Compliance and Indemnification of Bond Trustee

        The Trust Indenture Act requires that we give the Bond Trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the Mortgage and periodically deliver reports, information and other documents to the Bond Trustee and file certain documents with the SEC. (Article Eight)

        The Bond Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Mortgage at the request or direction of any Holder pursuant to the Mortgage, unless such Holder shall have offered to the Bond Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 1603)

Our Relationship with the Bond Trustee

        The Bond Trustee and/or one or more of its affiliates, may be lenders under our, or our subsidiaries' or affiliates', credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries or affiliates. The Bond Trustee will be permitted to engage in other transactions with us and/or our subsidiaries or affiliates; however, if the Bond Trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

BOOK-ENTRY SYSTEM

        If provided in the applicable prospectus supplement, except under the circumstances described therein, we will issue each of the Notes or Bonds sold pursuant to this prospectus (the "Securities") as one or more global certificates (each a "Global Certificate"), each of which will represent beneficial interests in the Securities. We will deposit those Global Certificates with, or on behalf of The Depository Trust Company, New York, New York ("DTC") or another depository which we subsequently designate (collectively, the "Depository") relating to the Securities, and register them in the name of a nominee of the Depository.

        So long as the Depository, or its nominee, is the registered owner of a Global Certificate, the Depository or its nominee, as the case may be, will be considered the owner of that Global Certificate. We will make payments of principal of, any premium, and interest on the Global Certificate to the Depository or its nominee, as the case may be, as the registered owner of that Global Certificate. Except as set forth in the applicable prospectus supplement, owners of a beneficial interest in a Global Certificate will not be entitled to have any individual Securities registered in their names, will not receive or be entitled to receive physical delivery of any Securities and will not be considered the owners of Securities.

        Accordingly, to exercise any of the rights of the registered owners of the Securities, each person holding a beneficial interest in a Global Certificate must rely on the procedures of the Depository. If that person is not a DTC participant, then that person must also rely on procedures of the DTC participant through which that person holds its interest.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities described in this prospectus to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution, and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities and the proceeds to us from the sale;

  •
  any underwriting discounts, sales commissions and other items constituting underwriters' compensation;

  •
  any public offering price;

  •
  any commissions payable to agents;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the applicable prospectus supplement are deemed to be underwriters in connection with the securities offered in the applicable prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Sales of the Common Stock may be made in transactions that are deemed to be "at the market" as defined in Rule 415 under the Securities Act, including sales made directly on The New York Stock Exchange or sales made to or through a market maker other than on an exchange.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from SCANA's Annual Report on Form 10-K, and the effectiveness of SCANA's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from SCE&G's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 VALIDITY OF THE SECURITIES

        McNair Law Firm, P.A., of Columbia, South Carolina, and Ronald T. Lindsay, Esq., our Senior Vice President and General Counsel, will pass upon the validity of the securities for us. Troutman Sanders LLP, of Richmond, Virginia, may pass upon certain legal matters in connection with the securities for any underwriters, dealers or agents and, in passing upon such legal matters, Troutman Sanders LLP is entitled to rely as to all matters of South Carolina law upon the opinion of Ronald T. Lindsay, Esq. From time to time, Troutman Sanders LLP renders legal services to us and certain of our subsidiaries. Ronald T. Lindsay, Esq., will rely as to matters of New York law upon the opinion of Troutman Sanders LLP.

        At July 31, 2015, Ronald T. Lindsay, Esq., owned beneficially 2,783 shares of SCANA's Common Stock, including shares acquired by the trustee under SCANA's Stock Purchase-Savings Program by use of contributions made by Mr. Lindsay and earnings thereon and including shares purchased by that trustee by use of SCANA contributions and earnings thereon.

$500,000,000

South Carolina Electric & Gas Company

$425,000,000 First Mortgage Bonds, 4.10% Series due June 15, 2046
$75,000,000 First Mortgage Bonds, 4.50% Series due June 1, 2064

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BB&T Capital Markets	J.P. Morgan	MUFG	TD Securities	UBS Investment Bank	Wells Fargo Securities

Co-Managers

US Bancorp	Drexel Hamilton	FTN Financial Securities Corp.

June 8, 2016